EXECUTION
EXHIBIT 4.1
----------

SUBORDINATION AGREEMENT

dated as of May 1, 2009

among

Boardwalk Pipelines Holding Corp.

as Subordinated Creditor

Wachovia Bank, National Association
as Senior Creditor Representative

and

Boardwalk Pipelines, LP

as Borrower

EXECUTION
EXHIBIT 4.1
----------

TABLE OF CONTENTS

ARTICLE I DEFINITIONS...1

Section 1.1                                                                                                                                       Definitions.......................................................................................................................................1
Section 1.2                                                                                                                                       Other Definitional Provisions...................................................................................................3

ARTICLE II SUBORDINATION...3

Section 2.1                                                                                                                                       Subordination of Subordinated Debt to Senior Debt........................................................3
Section 2.2                                                                                                                                       Subordination in a Proceeding...................................................................................................3
Section 2.3                                                                                                                                       Subordinated Debt Payment Restrictions............................................................................4
Section 2.4                                                                                                                                       Subordinated Debt Standstill Provisions............................................................................4
Section 2.5                                                                                                                                       Incorrect Payments Held in Trust..........................................................................................5
Section 2.6                                                                                                                                       Sale, Transfer or other Disposition of Subordinated Debt............................................5
Section 2.7                                                                                                                                       Legends.............................................................................................................................................5
Section 2.8                                                                                                                                       Prohibition on Contesting Senior Debt...................................................................................6

ARTICLE III MODIFICATIONS...6

Section 3.1                                                                                                                                       Modifications to Senior Loan Documents.............................................................................6
Section 3.2                                                                                                                                       Modifications to Subordinated Loan Documents...............................................................6
Section 3.3                                                                                                                                       Subordination Not Affected.....................................................................................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES..........................................................................................................................................................................................7

Section 4.1                                                                                                                                       Representations and Warranties of Subordinated Creditor.........................................7
Section 4.2                                                                                                                                       Representations and Warranties of The Senior Creditor Representative................8

ARTICLE V SUBROGATION...8
        Section 5.1 ...8

ARTICLE VI RELATIVE RIGHTS...8

Section 6.1 ...8

ARTICLE VII NOTICES...9

Section 7.1                                                                                                                                       By the Subordinated Creditor To The Senior Creditor Representative.......................9
Section 7.2                                                                                                                                       By the Borrower to the Senior Creditor Representative.................................................9
Section 7.3                                                                                                                                       By the Borrower to the Subordinated Creditor.................................................................9

ARTICLE VIII MISCELLANEOUS ...9

Section 8.1                                                                                                                                       Addresses for Notices.................................................................................................................9
Section 8.2                                                                                                                                       Successors and Assigns..............................................................................................................10
Section 8.3                                                                                                                                       Amendments...................................................................................................................................10
Section 8.4                                                                                                                                       Conflict...........................................................................................................................................11
Section 8.5                                                                                                                                       Headings...........................................................................................................................................11
Section 8.6                                                                                                                                       Counterparts.................................................................................................................................11
Section 8.7                                                                                                                                       Severability....................................................................................................................................11
Section 8.8                                                                                                                                       Further Assurances....................................................................................................................11
Section 8.9                                                                                                                                       Continuation of Subordination; Termination of Agreement..........................................11
Section 8.10                                                                                                                                     Governing Law...............................................................................................................................11
Section 8.11                                                                                                                                     Submission to Jurisdiction; Service of Process...................................................................11

EXECUTION
EXHIBIT 4.1
----------

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of May 1, 2009, by and among BOARDWALK PIPELINES HOLDING CORP., a Delaware corporation (the “Subordinated Creditor”), WACHOVIA BANK, NATIONAL ASSOCIATION, as the Senior Creditor Representative for the Senior Creditors party to the Senior Credit Agreement defined below (the “Senior Creditor Representative”), and BOARDWALK PIPELINES, LP, a Delaware limited partnership (the “Borrower”).

R E C I T A L S

A. The Borrower, Texas Gas Transmission, LLC, a Delaware limited liability company (“Texas Gas”), Gulf South Pipeline Company, LP, a Delaware limited partnership (“Gulf South”, and together with the Borrower and Texas Gas, the “Senior Loan Borrowers”), Boardwalk Pipeline Partners, LP, a Delaware limited partnership, the Senior Creditor Representative and the Senior Creditors are parties to an Amended and Restated Revolving Credit Agreement, dated as of June 29, 2006, as amended by (x) Amendment No. 1 thereto, dated as of April 2, 2007 and (y) Amendment No. 2 thereto, dated as of November 27, 2007 (and as the same may be further amended, restated, amended and restated, supplemented, modified, refunded, replaced or refinanced from time to time, the “Senior Credit Agreement”), pursuant to which, among other things, the Senior Creditors have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make up to $1,000,000,000 of loans and other financial accommodations available to the Senior Loan Borrowers.

B. The Borrower and the Subordinated Creditor are entering into a Subordinated Loan Agreement, dated as of May 1, 2009 (as the same may be amended, restated, amended and restated, supplemented, modified, refunded, replaced or refinanced from time to time as permitted hereunder, the “Subordinated Loan Agreement”), pursuant to which the Subordinated Creditor will make one or more loans to the Borrower in the aggregate amount of up to $200,000,000 at the time specified therein which loans will be evidenced by a subordinated note in the form attached as Exhibit A to the Subordinated Loan Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”).

C. Under the terms of the Senior Credit Agreement up to $100,000,000 of the loans by the Subordinated Creditor to the Borrower shall be excluded in the calculation of the Consolidated Leverage Ratio (as defined in the Senior Credit Agreement) on the condition that such loans are subordinated to the Obligations (as defined in the Senior Credit Agreement) on terms and conditions satisfactory to the Senior Creditor Representative.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions

.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

EXECUTION
EXHIBIT 4.1
----------
“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase, defeasance or other acquisition or retirement for value of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Borrower, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower (including any Proceeding) to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Borrower to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower.

“MLP” shall mean Boardwalk Pipeline Partners, LP, a Delaware limited partnership.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any governmental authority.

“Proceeding” shall mean, with respect to the Borrower, any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Borrower.

“Senior Credit Agreement” has the meaning provided that term in the preamble to this Agreement.

“Senior Creditor Representative” has the meaning provided that term in the preamble to this Agreement.

“Senior Creditors” shall mean the holders of the Senior Debt from time to time.

“Senior Debt” shall mean the Obligations (as defined in the Senior Credit Agreement).  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Loan Document is outstanding.

“Senior Default” shall mean any “Event of Default” as that term is defined in the Senior Loan Documents.

“Senior Loan Borrowers” shall have the meaning provided that term in the recitals.

“Senior Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, amended and restated, supplemented, modified, refunded, replaced or refinanced from time to time.

EXECUTION
EXHIBIT 4.1
----------
“Standstill Period” shall have the meaning provided that term in Section 2.4.

“Subordinated Creditor” shall mean the holder(s) of the Subordinated Debt from time to time.

“Subordinated Debt” shall mean the Obligations (as defined in the Subordinated Loan Agreement).

“Subordinated Default” shall mean any “Event of Default” as that term is defined in the Subordinated Loan Documents.

“Subordinated Loan Agreement” shall have the meaning provided that term in the recitals.

“Subordinated Loan Documents” shall mean the Subordinated Loan Agreement, the Subordinated Note, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Note” shall have the meaning provided that term in the recitals.

“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Section 1.2 Other Definitional Provisions.

(a)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           The terms “Borrower”, “Senior Creditor Representative”, “Senior Creditor”, and “Subordinated Creditor”  shall include, without limitation, their respective successors and assigns.

ARTICLE II

Subordination

Section 2.1 Subordination of Subordinated Debt to Senior Debt.  Each of the Borrower and the Subordinated Creditor covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt and termination of all lending commitments under the Senior Loan Documents.

EXECUTION
EXHIBIT 4.1
----------
Section 2.2 Subordination in a Proceeding. In the event of any Proceeding:

(a) All Senior Debt shall first be paid in full in cash and all commitments to lend under the Senior Loan Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt.

(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Creditor Representative (to be held and/or applied by the Senior Creditor Representative in accordance with the terms of the Senior Loan Documents) until all Senior Debt is paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.  The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Creditor Representative. The Subordinated Creditor also irrevocably authorizes and empowers the Senior Creditor Representative, in its name or in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c) The Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by the Senior Creditor Representative in connection with such Proceeding and, in the event it fails to file any such proofs of claim, hereby irrevocably authorizes, empowers and appoints the Senior Creditor Representative as its attorney-in-fact to execute, verify, deliver and file such proofs of claim.

(d) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditors and the Subordinated Creditor even if all or part of the Senior Debt or the security interests, if any, securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with such Proceeding or otherwise, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

Section 2.3 Subordinated Debt Payment Restrictions.

(a) In the event that a Senior Default has occurred and is continuing (and has not been waived in accordance with the terms of the Senior Credit Agreement) then, notwithstanding the terms of the Subordinated Loan Documents, the Borrower hereby agrees that it shall not make, whether directly or indirectly, and the Subordinated Creditor hereby agrees that it will not accept, take or claim from the Borrower, any Distribution with respect to the Subordinated Debt until the Senior Debt is paid in full in cash and all commitments to lend under the Senior Loan Documents have terminated.

(b) Notwithstanding any provision of this Section 2.3 to the contrary, the failure of the Borrower to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Default under the applicable Subordinated Loan Documents.

EXECUTION
EXHIBIT 4.1
----------
Section 2.4 Subordinated Debt Standstill Provisions.  The Subordinated Creditor agrees that it shall not take any Enforcement Action available upon the occurrence of a Subordinated Default during the period (the “Standstill Period”) ending on the earliest of (a) the date that all of the Senior Debt shall have been paid in full and all commitments to lend under the Senior Loan Documents shall be terminated, (b) the occurrence of a Proceeding, (c) the expiration of one hundred eighty (180) days following the Subordinated Creditor giving a written notice to the Borrower and the Senior Creditor Representative stating that a Subordinated Default has occurred and is continuing, or (d) the date the Senior Creditors accelerate the maturity of the Senior Debt or the date the Senior Creditors exercise any other rights or remedies available to them upon a Senior Default.  Notwithstanding the foregoing, any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in breach of this Section 2.4 shall in any event be held in trust by it for the benefit of the Senior Creditor Representative and Senior Creditors and promptly be paid or delivered to the Senior Creditor Representative for the benefit of Senior Creditors in the form received until all Senior Debt is paid in full in cash and all commitments to lend under the Senior Loan Documents shall have been terminated.

Section 2.5 Incorrect Payments Held in Trust.  If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted, taken or claimed by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, whether from Borrower or any guarantor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of the Senior Creditor Representative and the Senior Creditors and shall be promptly paid over to the Senior Creditor Representative for application (in accordance with the Senior Loan Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

Section 2.6 Sale, Transfer or other Disposition of Subordinated Debt.

(a) The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Loan Document: (i) without giving at least 3 Business Days’ prior written notice of such action to the Senior Creditor Representative, (ii) if the transferee thereof is not a Permitted Investor (as defined in the Senior Credit Agreement), without the prior written consent of the Senior Creditor Representative, and (iii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Creditor Representative an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditor Representative and Senior Creditors arising under this Agreement.

(b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor.

Section 2.7 Legends.  Until the termination of this Agreement in accordance with Section 8.9 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of May 1, 2009 (the “Subordination Agreement”), among BOARDWALK PIPELINES HOLDING CORP. (the “Subordinated Creditor”), WACHOVIA BANK, NATIONAL ASSOCIATION (the “Senior Creditor Representative”), and BOARDWALK PIPELINES, LP, a Delaware limited partnership (the “Borrower”), to the indebtedness (including interest) owed by the Borrower pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of June 29, 2006, as amended, restated, amended and restated, supplemented, modified, refunded, replaced or refinanced from time to time, among the Borrower, the Senior Creditor Representative and the lenders from time to time party thereto, and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

EXECUTION
EXHIBIT 4.1
----------
Section 2.8 Prohibition on Contesting Senior Debt.  The Subordinated Creditor (solely in its capacity as such and not in its capacity as the direct or indirect owner of the equity interests in the Borrower or in any other capacity) agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Proceeding): (i) the validity or enforceability of any Senior Loan Document or the Senior Debt, (ii) the validity, perfection, priority or enforceability of any liens, mortgages, assignments and security interests granted with respect to the Senior Debt or (iii) any foreclosure proceeding or action brought by the Senior Creditor Representative or the Senior Creditors or any other exercise by the Senior Creditor Representative or the Senior Creditors of any rights and remedies under the Senior Loan Documents or otherwise.

ARTICLE III

Modifications

Section 3.1 Modifications to Senior Loan Documents. The Senior Creditors may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend, restate, amend and restate, supplement, modify, refund, replace or refinance in any manner the Senior Loan Documents or any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

Section 3.2 Modifications to Subordinated Loan Documents. Until the Senior Debt has been paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, the Subordinated Creditor shall not, without the prior written consent of the Senior Creditor Representative, agree to any amendment, modification or supplement to the Subordinated Loan Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt above $200,000,000 or increase the rate of interest on any of the Subordinated Debt, (b) change the dates upon which payments of principal on the Subordinated Debt are due, (c) change any redemption or prepayment provisions of the Subordinated Debt, (d) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (e) take any liens or security interests in any assets of the Borrower, any of its Subsidiaries or the MLP, (f) obtain any guarantees or credit support, whether directly or indirectly, with respect to the Subordinated Debt from any of the Borrower’s Subsidiaries or the MLP, (g) change any event of default or add any event of default, (h) add any financial maintenance covenant, or (i) make any other amendment thereof or change thereto, if the effect of such amendment or change, with all other amendments or changes made, is to increase materially the obligations of the Borrower thereunder or would be adverse to the Senior Creditors or the Senior Creditor Representative.

Section 3.3 Subordination Not Affected. All rights and interests of the Senior Creditor Representative and the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditor and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

(i)           any lack of validity or enforceability of the Senior Loan Documents;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt or any other amendment or waiver of or any consent to any departure from the Senior Loan Documents, including, without limitation, any increase in the Senior Debt resulting from the extension of additional credit to the Borrower, any of its Subsidiaries or the MLP or otherwise;

EXECUTION
EXHIBIT 4.1
----------
(iii)           any taking, exchange, release or non perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt;

(iv)           any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other assets of the Borrower, any of its Subsidiaries or the MLP;

(v)           any change, restructuring or termination of the corporate structure or existence of the Borrower, any of its Subsidiaries or the MLP; or

(vi)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.

The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Creditor Representative or any Senior Creditor upon the occurrence of a Proceeding with respect to the Borrower or otherwise, all as though such payment had not been made.

ARTICLE IV

Representations and Warranties

Section 4.1 Representations and Warranties of Subordinated Creditor.  The Subordinated Creditor hereby represents and warrants to the Senior Creditor Representative and Senior Creditors as follows as of the date hereof:

(a) the Subordinated Creditor is a corporation duly formed and validly existing under the laws of the State of Delaware;

(b) the  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action;

(c) the execution, delivery and performance of this Agreement by the Subordinated Creditor will not violate or conflict with the organizational documents of the Subordinated Creditor, any material agreement binding upon the Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained;

(d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and

(e) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Loan Documents and the Subordinated Debt.

EXECUTION
EXHIBIT 4.1
----------
Section 4.2 Representations and Warranties of the Senior Creditor Representative.  The Senior Creditor Representative hereby represents and warrants to the Subordinated Creditor as of the date hereof as follows:

(a) the Senior Creditor Representative has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action;

(b) the execution of this Agreement by the Senior Creditor Representative will not violate or conflict with the organizational documents of the Senior Creditor Representative, any material agreement binding upon the Senior Creditor Representative or any law, regulation or order or require any consent or approval which has not been obtained; and

(c) this Agreement is the legal, valid and binding obligation of the Senior Creditor Representative, enforceable against the Senior Creditor Representative in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

ARTICLE V

Subrogation

Section 5.1  Subject to the payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Loan Documents, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditor Representative and the Senior Creditors to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by the Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Creditor in trust as property of the Senior Creditors and the Subordinated Creditor shall forthwith deliver the same to the Senior Creditor Representative for the benefit of the Senior Creditors for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to the Senior Creditor Representative or Senior Creditors which otherwise would have been made to Subordinated Creditor is not, as between the Borrower and Subordinated Creditor, a payment by the Borrower to or on account of the Senior Debt.

ARTICLE VI

Relative Rights

Section 6.1   This Agreement shall define the relative rights of the Senior Creditor Representative, the Senior Creditors and the Subordinated Creditor with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms.   Nothing in this Agreement shall (a) impair, as among the Borrower, the Senior Creditor Representative and the Senior Creditors and as between the Borrower and the Subordinated Creditor, the obligation of the Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Creditor Representative, the Senior Creditors or  the Subordinated Creditor with respect to any other creditors of the Borrower.

EXECUTION
EXHIBIT 4.1
----------
ARTICLE VII

Notices

Section 7.1 By the Subordinated Creditor to the Senior Creditor Representative.  The Subordinated Creditor shall provide the Senior Creditor Representative with notice of any Subordinated Default simultaneously with giving notice of such Subordinated Default to the Borrower.

Section 7.2 By the Borrower to the Senior Creditor Representative.  The Borrower shall provide the Senior Creditor Representative with copies of all notices of any Subordinated Default received by it from the Subordinated Creditor promptly after its receipt thereof.

Section 7.3 By the Borrower to the Subordinated Creditor.  The Borrower shall provide the Subordinated Creditor with copies of all notices of any Senior Default received by it from any Senior Creditor or the Senior Creditor Representative promptly after its receipt thereof.

ARTICLE VIII

Miscellaneous

Section 8.1 Addresses for Notices.

(a) All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, and addressed to the party to be notified as follows:

If to the Subordinated Creditor:

Boardwalk Pipelines Holding Corp.
9 Greenway Plaza,  Suite 2800
Houston, TX  77046
Attn: Corporate Secretary
Telecopy no: [866-459-7336]

With a copy to:

Loews Corporation
667 Madison Avenue
New York, New York 10021
Attention: Corporate Secretary
Telecopy no:  (212) 521-2997

EXECUTION
EXHIBIT 4.1
----------
If to the Borrower:

Boardwalk Pipelines, LP
9 Greenway Plaza,  Suite 2800
Houston, TX  77046
Attn: Corporate Secretary
Telecopy no: [866-459-7336]

If to the Senior Creditor Representative or the Senior Creditors:

Wachovia Bank, National Association
c/o Wachovia Securities
301 South College Street
Charlotte, North Carolina 28288-5562
Attention:  Shawn Young
Telecopy no.: (704) 383-6647

Any party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

(b) Effectiveness of Notices.  All notices, demands, requests, consents and other communications described in subsection (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery and (ii) if delivered by mail, when deposited in the mails.

Section 8.2 Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Creditor Representative, the Senior Creditors, the Subordinated Creditor and the Borrower. To the extent permitted under the Senior Loan Documents, the Senior Creditors may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

Section 8.3 Amendments.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Creditor Representative and the Subordinated Creditor, and, if such amendment would adversely affect the Borrower or impose additional obligations or duties upon the Borrower, the Borrower.  Any such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder..

EXECUTION
EXHIBIT 4.1
----------
Section 8.4 Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

Section 8.5 Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

Section 8.6 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.7 Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

Section 8.8 Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

Section 8.9 Continuation of Subordination; Termination of Agreement.  The provisions of this Agreement constitute a continuing agreement and, subject to Section 3.3 and Section 3.4, shall remain in full force and effect until the payment in full of the Senior Debt and termination of the lending commitments.

Section 8.10 Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.11 Submission to Jurisdiction; Service of Process.

(a) Any legal action or proceeding with respect to this Agreement or any other Subordinated Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Each party hereto hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to such party at its address specified in Section 8.1.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

EXECUTION
EXHIBIT 4.1
----------
(c) Nothing contained in this Section shall affect the right of any party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(Signature Page follows)

EXECUTION
EXHIBIT 4.1
----------

IN WITNESS WHEREOF, the Subordinated Creditor, the Borrower and the Senior Creditor Representative have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

BOARDWALK PIPELINES HOLDING CORP.

By
Name:
Title:

BORROWER:

BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC, its general partner By: BOARDWALK PIPELINE PARTNERS, LP, its managing member By: BOARDWALK GP, LP, its general partner By: BOARDWALK GP, LLC, its general partner

By:
Name:
Title:

SENIOR CREDITOR REPRESENTATIVE:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Name:
Title: